UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 8, 2017

INGERSOLL-RAND PUBLIC LIMITED COMPANY
(Exact Name of Registrant as Specified in Its Charter)

Ireland (State or Other Jurisdiction of Incorporation)	001-34400 (Commission File Number)	98-0626632 (IRS Employer Identification No.)

170/175 Lakeview Dr. Airside Business Park Swords, Co. Dublin Ireland (Address of principal executive offices, including zip code)

+(353) (0) 18707400
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On June 8, 2017, Ms. Constance Horner retired from the Board of Directors of Ingersoll-Rand plc (the "Company") in accordance with the Company’s Corporate Governance Guidelines due to attaining the age of 75 prior to the 2017 Annual General Meeting held on June 8, 2017 (the "2017 Annual General Meeting").

Item 5.07    Submission of Matters to a Vote of Security Holders.

At the 2017 Annual General Meeting, the Company’s shareholders:

(1)     elected all ten of the Company’s nominees for director;

(2)     provided advisory approval of the compensation of the Company’s named executive officers;

(3)	selected every 1 year as the frequency of shareholder votes on the compensation of the Company's named executive officers;

(4)
approved the appointment of PricewaterhouseCoopers to serve as the Company’s independent auditors for the fiscal year ending December 31, 2017 and authorized the Audit Committee to set the auditors’ remuneration;

(5)	approved the renewal of the Directors’ existing authority to issue shares;

(6)	approved the renewal of the Directors’ existing authority to issue shares for cash without first offering shares to existing shareholders; and

(7)	approved the determination of the price range at which the Company can reissue shares that it holds as treasury shares.

Proposals 1(a)-(j). Election of ten (10) directors to hold office until the Company’s next Annual General Meeting of Shareholders:

	Nominees	For	Against	Abstain	Broker Non Vote
(a)	Ann C. Berzin	201,643,126	3,903,696	641,107	17,163,257
(b)	John Bruton	203,322,116	2,220,936	644,877	17,163,257
(c)	Jared L. Cohon	203,348,058	2,194,864	645,007	17,163,257
(d)	Gary D. Forsee	199,563,984	4,223,598	2,400,347	17,163,257
(e)	Linda P. Hudson	202,145,046	3,442,238	600,645	17,163,257
(f)	Michael W. Lamach	196,935,986	7,739,707	1,512,236	17,163,257
(g)	Myles P. Lee	203,567,155	1,959,659	661,115	17,163,257
(h)	John P. Surma	202,713,669	2,784,922	689,338	17,163,257
(i)	Richard J. Swift	173,103,182	30,422,322	2,662,425	17,163,257
(j)	Tony L. White	199,404,443	6,126,775	656,711	17,163,257

Proposal 2. Advisory approval of the compensation of the Company’s named executive officers:

For	Against	Abstain	Broker Non Vote
192,068,617	11,467,600	2,651,712	17,163,257

Proposal 3. Advisory vote on whether an advisory vote on executive compensation should be held every one, two or three years:

1 Year	2 Year	3 Year	Abstain	Broker Non Vote
187,842,482	590,191	17,070,746	684,510	17,163,257

In light of the voting results with respect to the frequency of shareholder votes on executive compensation, the Board has decided that the Company will hold an annual advisory vote on the compensation of named executive officers until the next required vote on the frequency of shareholder votes on the compensation of executives. The Company is required to hold votes on frequency every six years.

Proposal 4. Appointment of PricewaterhouseCoopers as the independent auditors of the Company for the fiscal year ending December 31, 2017 and authorization of the Audit Committee to set the auditors’ remuneration:

For	Against	Abstain	Broker Non Vote
217,997,504	4,653,414	700,268	-

Proposal 5. Approval of the renewal of the Directors’ existing authority to issue shares:

For	Against	Abstain	Broker Non Vote
210,724,656	11,939,030	687,500	-

Proposal 6. Approval of the renewal of the Directors’ existing authority to issue shares for cash without first offering shares to existing shareholders:

For	Against	Abstain	Broker Non Vote
216,380,384	6,087,178	883,624	-

Proposal 7. Determination of the price range at which the Company can reissue the shares that it holds as treasury shares:

For	Against	Abstain	Broker Non Vote
216,729,395	4,755,613	1,866,178	-

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
INGERSOLL-RAND PUBLIC LIMITED COMPANY
(Registrant)

Date: June 9, 2017        /s/ Evan M. Turtz

Evan M. Turtz
Secretary